EXHIBIT 99.1

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS FIRST-QUARTER RESULTS;
REVISES EARNINGS GUIDANCE

COVINGTON, Ky., April 27, 2007 – Omnicare, Inc. (NYSE:OCR), the nation's leading provider of pharmaceutical care for the elderly, today reported financial results for its first-quarter ended March 31, 2007.

Financial results for the quarter ended March 31, 2007, as compared with the same prior-year period, including restructuring and related charges and other special items which are described below, were as follows:

  Earnings per diluted share were 35 cents versus 43 cents
  Net income was $43.0 million as compared with $53.2 million
  Sales were $1,577.1 million as compared with $1,658.6 million

Results for both the first quarter of 2007 and 2006 include special items (which are described below) of $21.9 million pretax and $47.9 million pretax, respectively. Adjusting for these special items, results for the quarter ended March 31, 2007 and 2006, respectively, were as follows:

  Adjusted earnings per diluted share were 47 cents versus 70 cents
  Adjusted net income was $56.5 million as compared with $86.1 million
  Sales were $1,577.1 million as compared with $1,658.6 million

Both the results as presented under Generally Accepted Accounting Principles (GAAP) and as adjusted for special items for the first quarter of 2007 reflect a change to the equity method of accounting for certain pharmacy joint venture operations in which Omnicare (“the Company”) owns less than a 100% interest, which was effective in the third quarter of 2006. Accordingly, the deconsolidation of these operations reduced reported sales by approximately $28 million for the 2007 first quarter but had no impact on earnings.

Included in the results for the first quarter of 2007 (including the adjusted results) are expenses totaling approximately $2.6 million pretax, or 1 cent per diluted share, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the Medicare Part D drug benefit, as compared with approximately $9.8 million pretax, or 5 cents per diluted share, in such costs in the first quarter of 2006. The first quarter of 2007 and 2006 also included $1.5 million pretax, or approximately 0.8 cents per diluted share, and $2.9 million, or 1.5 cents per diluted share, respectively, in expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006.

Moreover, the results for the first quarter of 2007 (including the adjusted results) continued to be impacted by the unilateral reduction by UnitedHealth Group, Inc. and its affiliates (“United”) in the reimbursement rates paid by United to Omnicare by switching to its PacifiCare pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in rates that resulted from United’s action reduced sales and operating profit in the first quarter of 2007 by approximately $30.5 million, or 16 cents per diluted share. The unilateral reduction in reimbursement rates began in April 2006; accordingly, there was no impact on the first quarter of 2006. Sequentially, however, the impact increased significantly owing primarily to the lower prices it set for certain high-volume generic drugs under the less favorable PacifiCare contract. This matter is currently the subject of litigation initiated by Omnicare and is before the federal court in the Northern District of Illinois.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare's president and chief executive officer, said, "Our first-quarter results were short of expectations as we saw our institutional pharmacy business primarily impacted by three factors that we are already addressing. First and foremost, our results were impacted by certain generic drugs, with unusually high volume, whose exclusivity period expired, resulting in lower prices. Moreover, our margins were further impacted by the timing difference between these price reductions and our ability to realize our new, lower drug acquisition costs as existing inventory, at a higher historical cost, was being depleted. This situation was exacerbated by the disproportionate size and unfavorable terms of our current contract with United/PacifiCare. Fortunately, we believe this issue will begin to self-correct in the second quarter as lower drug costs previously negotiated begin to roll through our inventory. Despite the whipsaw effect we saw this quarter, we continue to believe that generics are favorable both to payors and to the Company.

“Also during the quarter, we experienced higher than expected labor costs in our pharmacy operations as well as a lower than anticipated number of beds served. We are taking aggressive actions to bring labor costs back in line, and we continue with our short and long-term initiatives that we believe will have a salutary effect on future bed growth.

“In contrast to the earnings performance, cash flow from operations was exceedingly strong and progress continues in our longer term productivity initiatives.

“While the convergence of the aforementioned three factors impacted our first quarter results, we believe these trends are reversible based on the initiatives we have put in place. Given the impact of these issues in the first quarter and the timing of anticipated results from such initiatives, we now expect diluted earnings per share for 2007, excluding special items, to be in the range of $2.30 to $2.40.

“Clearly 2007 is a year of rebuilding and repositioning, but longer term, we believe the fundamentals underpinning our business remain intact and our strategy appropriate in generating substantial economies of scale and enhancing our competitive advantage. The Omnicare Full Potential Plan exemplifies this strategy. We believe that this plan addresses many of the issues we face today and takes advantage of the strengths of our business and our scale to grow our business and increase the efficiency of our operations.”

Financial Position

Cash flow from operations for the quarter ended March 31, 2007 reached a record $174.8 million versus $82.8 million in the comparable prior-year quarter. Cash flow for the 2007 quarter included the receipt of approximately $7.6 million in previously delayed payments from the Illinois Department of Public Aid (Illinois Medicaid). The 2007 quarter also included $6.3 million in incremental cash costs relating to the closure of the Company’s former Heartland repackaging operations. Cash flow for the 2006 quarter was favorably impacted by the return of a deposit of approximately $38.3 million from one of the Company’s drug wholesalers.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the first quarter 2007, including the special items discussed below, was $138.4 million versus $158.3 million in the first quarter of 2006. Excluding the special items, adjusted EBITDA in the 2007 quarter was $160.3 million versus $206.2 million in the 2006 quarter.

During the first quarter of 2007, the Company repaid $50 million in debt and at March 31, 2007, had $199.3 million in cash on its balance sheet. Its total debt to total capital at March 31, 2007 was 47.8%, down approximately 250 basis points from March 31, 2006.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,529.6 million for the first quarter of 2007 (net of the reduction of approximately $28 million relating to the deconsolidation of certain joint venture operations), as compared with the $1,616.6 million reported in the first quarter of 2006. Adjusted operating profit in this business was $153.0 million in the 2007 first quarter as compared with the $196.1 million earned in the same 2006 quarter. At March 31, 2007, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,400,000 beds.

Omnicare’s pharmacy services sales for the first quarter of 2007 were lower than in the comparable 2006 quarter largely as a result of the deconsolidation of the pharmacy joint-venture operations mentioned above, the impact of the aforementioned reduction in reimbursement under the United Part D contract, a lower number of beds served and the increased availability and utilization of generic drugs as well as price reductions on certain high-volume generic drugs. Partially offsetting these factors were drug price inflation and year-over-year growth in hospice pharmacy and specialty pharmacy services.

During the 2007 quarter, the Company experienced an unusually high volume of certain generic drugs being impacted by the expiration of their exclusivity periods, which led to associated price reductions being aggressively applied particularly by certain Prescription Drug Plans (PDPs) under Medicare Part D. While significant cost reductions on these drugs had been negotiated, the existing, higher-cost inventory on hand could not be dissipated rapidly enough to match the pace of these price reductions. The Company believes that this temporary dislocation between pricing and cost should begin to self-correct in the second quarter. Moreover, the Company is continuing to negotiate lower prices on a broad range of generic drugs.

Operating profit in the pharmacy business for the first quarter of 2007 was impacted by the above-mentioned generic drug issues along with higher labor costs and a lower number of beds served, which factors converged to compress margins during the quarter. As stated earlier, the Company believes that initiatives are in place to address all of these issues over the balance of the year.

Despite the ongoing complexities of Medicare Part D and the continuing need to resolve both current as well as cumulative implementation issues relating to incorrect co-pays and rejected claims, Omnicare’s Part D transition costs of approximately $2.6 million were lower on both a sequential as well as year-over-year basis.

Furthermore, progress continues to be made in preparation for the outsourcing of a portion of the Company’s drug repackaging operations to the Repackaging Division of Cardinal Health, Inc. and the implementation of the Omnicare Full Potential Plan remains on track. Best practices continue to be adopted across the organization, while progressive steps are being taken to move to the Hub-and-Spoke configuration for the Company’s pharmacy operations. When completed, this major initiative is expected to reduce costs, increase efficiency and enhance customer growth.

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $47.4 million on a GAAP basis for the first quarter of 2007 as compared with the $42.0 million in revenues generated in the same prior-year quarter. Included in the 2007 and 2006 periods were reimbursable out-of-pocket expenses totaling $7.3 million and $6.2 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $40.1 million for the 2007 first quarter as compared with $35.9 million for the same prior-year period. Adjusted operating profit for the 2007 first quarter totaled $2.5 million versus $1.5 million in the same prior-year period. Backlog at March 31, 2007 was $300.3 million.

Special Items

As noted above, the results for the first quarter of 2007 include certain special items totaling $21.9 million pretax ($13.5 million aftertax, or approximately 11 cents per diluted share). Operating income for the first quarter includes a pretax charge of $9.2 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The first-quarter 2007 results also include special litigation charges of $6.9 million pretax relating to litigation-related professional fees in connection with previously disclosed government inquiries and litigation, as well as the Company’s lawsuit against United, and a pretax charge of $5.8 million relating to the incremental costs associated with the closure of the Company’s Heartland repackaging operations.

The results for the first quarter of 2006 include certain special items totaling $47.9 million pretax ($32.8 million aftertax, or approximately 27 cents per diluted share). Included in this amount is a $34.1 million pretax charge ($24.0 million aftertax, or 19 cents per diluted share) for the establishment of a settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of certain generic drugs by the Company. The 2006 quarter also included a charge of $7.7 million pretax for restructuring and other related costs associated primarily with the NeighborCare consolidation plan and other productivity initiatives, as well as a charge of $6.1 million pretax, associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

Conclusion

“The move to Medicare Part D arguably is the most significant change in payor systems in the history of the long-term care industry. This, coupled with the burgeoning trend toward generic medications, has created yet another level of complexity in the actions and reactions of participants in this new system. Clearly, the industry, as a whole, is still navigating through the elements of a newly evolving system. We remain committed to working constructively with all parties to effect an efficient operating system and one that truly provides seniors the pharmaceutical care they need and deserve.

“As we move through 2007, we are also committed to reinvigorating growth, improving profitability and enhancing shareholder value. Given demographics, coupled with long-term trends we see and the ongoing implementation of initiatives such as the Omnicare Full Potential Plan, we continue to believe that our strategies are appropriate and that our scale will position us uniquely within our industry to generate long-term growth,” concluded Gemunder.

Webcast Today

Omnicare will hold a conference call to discuss first-quarter results today, Friday, April 27, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods;

the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2007			2006

Net sales	$1,577,065	(a)(b)(c)		$1,658,598	(a)
Cost of sales ("COS")	1,190,993	(a)		1,242,083	(a)
Heartland matters - COS	4,296	(d)		-
Gross profit	381,776	(d)		416,515
Selling, general and administrative
expenses ("S,G&A")	254,513			247,342	(d)
Restructuring and other related charges	9,174	(d)		7,713	(d)
Litigation charges	6,907	(d)		34,100	(d)
Heartland matters - S,G&A	1,496	(d)		-
Operating income	109,686	(c)(d)		127,360	(c)(d)
Investment income	1,921			1,799
Interest expense	(42,048)			(42,412)
Income before income taxes	69,559			86,747
Income tax provision	26,572			33,516
Net income	$42,987	(c)(d)		$53,231	(c)(d)

Earnings per share ("EPS"):(j)
Basic	$0.36		$	$ 0.45
Diluted	$0.35	(c)(d)	$	$ 0.43	(c)(d)

Weighted average number of common
shares outstanding:
Basic	119,077			117,911
Diluted	121,378			123,595

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (e)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

					Corporate
	Pharmacy		CRO		and		Consolidated
	Services		Services		Consolidating		Totals
Three months ended March 31, 2007:

Adjusted net sales	$1,529,643		$40,134	(f)	$-		$1,569,777	(f)

Adjusted operating income (expense)	$153,041	(g)	$2,548	(g)	$(24,030)	(g)	$131,559	(g)
Depreciation and amortization	27,371		477		874		28,722
Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA") (h)	$180,412	(g)	$3,025	(g)	$(23,156)	(g)	$160,281	(g)

Three months ended March 31, 2006:

Adjusted net sales	$1,616,552		$35,892	(f)	$-		$1,652,444	(f)

Adjusted operating income (expense)	$196,054	(g)	$1,461	(g)	$(22,210)	(g)	$175,305	(g)
Depreciation and amortization	29,672		487		739		30,898

Adjusted EBITDA (h)	$225,726	(g)	$1,948	(g)	$(21,471)	(g)	$206,203	(g)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$185,246	$138,034
Restricted cash	14,099	3,777
Accounts receivable, net	1,527,691	1,522,266
Unbilled receivables, CRO	25,783	21,949
Inventories	472,227	449,671
Deferred income tax benefits	97,785	94,231
Other current assets	193,581	194,900
Total current assets	2,516,412	2,424,828
Properties and equipment, net	196,964	200,425
Goodwill	4,272,652	4,225,011
Identifiable intangible assets, net	313,653	319,588
Other noncurrent assets	242,016	228,619
Total noncurrent assets	5,025,285	4,973,643
Total assets	$7,541,697	$7,398,471

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$333,728	$262,918
Accrued employee compensation	45,365	33,864
Deferred revenue, CRO	25,500	26,434
Current debt	5,245	5,371
Other current liabilities and income taxes payable	252,316	223,814
Total current liabilities	662,154	552,401
Long-term debt, notes and convertible debentures	2,905,262	2,955,120
Deferred income tax liabilities	402,502	384,989
Other noncurrent liabilities	367,518	342,510
Total noncurrent liabilities	3,675,282	3,682,619
Total liabilities	4,337,436	4,235,020
Stockholders' equity	3,204,261	3,163,451
Total liabilities and stockholders' equity	$7,541,697	$7,398,471

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

Three months ended
March 31, 2007
Cash flows from operating activities:
Net income	$42,987
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation	14,190
Amortization	14,532
Provision for doubtful accounts	28,904
Deferred tax provision	13,257
Changes in assets and liabilities, net of effects
from acquisition of businesses	60,919
Net cash flows from operating activities	174,789

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(43,305)
Capital expenditures	(8,281)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	(10,322)
Other	(24)
Net cash flows from investing activities	(61,932)

Cash flows from financing activities:
Proceeds from line of credit facilities, term A loan and long-term
borrowings and obligations	74,000
Payments on line of credit facilities, term A loan and long-term
borrowings and obligations	(125,304)
Change in cash overdraft balance	(7,986)
Proceeds from / (payments) for stock awards and exercise of stock
options and warrants, net of stock tendered in payment	(8,232)
Excess tax benefits from stock-based compensation	4,063
Dividends paid	(2,739)
Net cash flows from financing activities	(66,198)

Effect of exchange rate changes on cash	553

Net increase in cash and cash equivalents	47,212
Cash and cash equivalents at beginning
of period	138,034
Cash and cash equivalents at
end of period	$185,246

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions,
Non-GAAP Basis (e)
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2007	2006

Adjusted net sales:
Net sales (a)	$1,577,065	$1,658,598
Reimbursable out-of-pockets (a)	(7,288)	(6,154)
Adjusted net sales (f)	$1,569,777	$1,652,444

Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$109,686	$127,360
Special items (g)	21,873	47,945
Adjusted EBIT (g)	$131,559	$175,305

Adjusted income before income taxes:
Income before income taxes	$69,559	$86,747
Special items (g)	21,873	47,945
Adjusted income before income taxes (g)	$91,432	$134,692

Adjusted net income:
Net income	$42,987	$53,231
Special items, net of taxes (g)	13,518	32,837
Adjusted net income (g)	$56,505	$86,068

Adjusted earnings per share ("EPS"):(j)
Basic EPS	$0.36	$0.45
Special items, net of taxes (g)	0.11	0.28
Adjusted basic EPS (g)	$0.47	$0.73
Diluted EPS	$0.35	$0.43
Special items, net of taxes (g)	0.11	0.27
Adjusted diluted EPS (g)	$0.47	$0.70

Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA"): (h)
EBIT	$109,686	$127,360
Depreciation and amortization	28,722	30,898
EBITDA (h)	138,408	158,258
Special items (g)	21,873	47,945
Adjusted EBITDA (g)(h)	$160,281	$206,203

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended
	March 31,
	2007	2006

Net cash flows from operating activities:
EBITDA (h)	$138,408	$158,258
Subtract:
Interest expense, net of investment income	(40,127)	(40,613)
Income tax provision	(26,572)	(33,516)
Changes in assets and liabilities, net of effects from
acquisition of businesses	60,919	(26,909)
Add:
Provision for doubtful accounts	28,904	17,094
Deferred tax provision	13,257	8,463
Net cash flows from operating activities	$174,789	$82,777

Free cash flow: (i)
Net cash flows from operating activities	$174,789	$82,777
Capital expenditures	(8,281)	(6,109)
Dividends	(2,739)	(2,725)
Free cash flow (i)	$163,769	$73,943

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$135,590	$150,506
Special items (g)	17,451	45,548
Adjusted EBIT - Pharmacy Services (g)	$153,041	$196,054
Adjusted EBITDA - Pharmacy Services: (h)
EBITDA (h)	$162,961	$180,178
Special items (g)	17,451	45,548
Adjusted EBITDA - Pharmacy Services (g)(h)	$180,412	$225,726

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended
	March 31,
	2007	2006

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(26,634)	$(24,309)
Special items (g)	2,604	2,099
Adjusted EBIT - Corporate and Consolidating (g)	$(24,030)	$(22,210)

Adjusted EBITDA - Corporate and Consolidating: (h)
EBITDA (h)	$(25,760)	$(23,570)
Special items (g)	2,604	2,099
Adjusted EBITDA - Corporate and Consolidating (g)(h)	$(23,156)	$(21,471)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (a)	$47,422	$42,046
Reimbursable out-of-pockets (a)	(7,288)	(6,154)
Adjusted net sales (f)	$40,134	$35,892
Adjusted EBIT - CRO Services:
EBIT	$730	$1,163
Special items (g)	1,818	298
Adjusted EBIT - CRO Services (g)	$2,548	$1,461
Adjusted EBITDA - CRO Services: (h)
EBITDA (h)	$1,207	$1,650
Special items (g)	1,818	298
Adjusted EBITDA - CRO Services (g)(h)	$3,025	$1,948

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)	In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income
Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses
Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has
recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial
Information. EITF No. 01-14 relates solely to the Company’s contract research services business.
(b)	Both the results as presented in accordance with GAAP and as adjusted for special items for the three months ended March 31, 2007 reflect a change, effective in the third quarter of 2006 and thereafter, to the equity method of accounting for certain pharmacy joint venture operations in which the Company owns less than 100%. Accordingly, the deconsolidation of these operations reduced reported sales by approximately $28 million during the three months ended March 31, 2007, but had no impact on earnings.
(c)	Operating income for the three months ended March 31, 2007 and 2006 includes estimated expenses of approximately $2.6 million and $9.8 million before taxes
(approximately $1.6 million and $6.2 million after taxes, or approximately $0.01 and
$0.05 per diluted share), respectively, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the new Medicare
Drug Benefit, which went into effect on January 1, 2006. Operating income was also impacted by the unilateral reduction by UnitedHealth Group and its Affiliates
(“United”) in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The impact of United’s action was to reduce sales and operating profit for the three months ended March 31, 2007 by approximately $30.5 million before taxes (approximately $18.9 million after taxes, or approximately $0.16 per diluted share). This matter is currently the subject of litigation initiated by Omnicare in federal court.
(d)	The three months ended March 31, 2007 and 2006 include the following special items:
(i) For the three months ended March 31, 2007 and 2006, operating income includes restructuring and other related charges of $9,174 and $7,713 before taxes ($5,670 and $4,929 after taxes, or $0.05 and $0.04 per diluted share), respectively. The
$9,174 pretax charge for the three months ended March 31, 2007 relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth. The $7,713 pretax charge for the three months ended March
31, 2006 relates to the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc.
(“NeighborCare”) acquisition and other related activities (“2005 Program”).

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(ii) The three months ended March 31, 2007 and 2006 also include special litigation charges of $6,907 and $34,100 before taxes ($4,269 or $23,990 after taxes, or
$0.04 and $0.19 per diluted share), respectively. The $6,907 pretax charge for the three months ended March 31, 2007 relates to litigation-related professional expenses in connection with the administrative subpoenas from the United States
Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against United, and the investigation by the federal government and certain states relating to drug substitutions. The $34,100 pretax charge for the three months ended March 31, 2006 was for the establishment of a settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company.
(iii) For the three months ended March 31, 2007, operating income includes a special charge of $5,792 before taxes ($4,296 and $1,496 was recorded in the cost of sales and operating expense sections of the income statement, respectively)
($3,579 after taxes, or $0.03 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues.
(iv) For the three months ended March 31, 2006, operating income includes a special charge of $6,132 before taxes ($3,918 after taxes, or $0.03 per diluted share)
associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.
(e)	Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the
Company's performance through focusing on the results generated by the Company's ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.
(f)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a)
above.
(g)	The noted presentation for the three months ended March 31, 2007 and 2006 excludes the special items discussed in footnote (d) above. Management believes these special items are not related to Omnicare’s ordinary course of business, as previously discussed in footnote (e) above.
(h)	EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

find EBITDA to be a useful tool for measuring a company's ability to service its debt, which is also the primary purpose for which management uses this financial measure.
However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare's calculation of EBITDA may differ from the calculation of EBITDA by others.
(i)	Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.
(j)	EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and
adjusted diluted EPS) is reported independently for each amount presented.
Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.